Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Berliner Communications, Inc.
Elmwood Park, New Jersey
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 13, 2006, except for Note 18, which is as of March 15, 2007 relating to the consolidated financial statements of Berliner Communications, Inc. for the year ended June 30, 2006 which is contained in that prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
Valhalla, New York
March 15, 2007